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Exhibit 99.1

PERIODIC REPORT CERTIFICATION
of the Chief Executive Officer and Chief Financial Officer

        I, Gregory A. Miner, the Chief Executive Officer and Chief Financial Officer of Odetics, Inc. (the "Company"), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

        (1)  the Report of the Company on Form 10-Q for the quarterly period ending June 30, 2002 2002, as filed with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        (2)  the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ GREGORY A. MINER Gregory A. Miner, Chief Executive Officer and Chief Financial Officer
August 14, 2002

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  Exhibit 99.1
PERIODIC REPORT CERTIFICATION of the Chief Executive Officer and Chief Financial Officer